Exhibit 99.1
UnitedGlobalCom, Inc. (“UGC”) Class A Common Stock Election Form
Please refer to the enclosed instructions and the joint proxy statement/prospectus for an explanation of the terms of the election.
The deadline for this election is 5 p.m., New York City Time, on June 15, 2005.

BOX A:
DESCRIPTION OF SURRENDERED UGC SHARES
See Instruction No. 1
(Please fill in. Attach separate sheet if needed.)

Name(s) and Address of Registered Holder(s)	Certificate No.(s), if UGC
If there is any error in the name or address shown below,	shares are held in
please make the necessary corrections.	certificated form	Number of Shares

TOTAL SHARES →

BOX B:

☐	Please indicate here if your stock certificate(s) have been lost, stolen, misplaced or mutilated. See Instruction 11 and Box D on this Election Form.

☐	Please indicate here if you have special issuance and payment or special delivery instructions, and complete Box E or F, as appropriate, on this Election Form.

PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS WHICH SET FORTH THE
REQUIREMENTS THAT MUST BE COMPLIED WITH IN ORDER TO MAKE AN EFFECTIVE
ELECTION.

BOX C:
ELECTION

ELECTION CHOICES: Choose ONE of the following options. See Instruction 1. Your cash election may be subject to proration — see the joint proxy statement/ prospectus. If you check more than one box, you will be considered to have made NO ELECTION

☐ STOCK ELECTION. Mark this box to elect STOCK consideration for ALL of your UGC shares (0.2155 of a share of Liberty Global, Inc. Series A common stock, plus cash in lieu of any fractional share interest, for each UGC share); OR

☐ CASH ELECTION. Mark this box to elect CASH consideration for ALL of your UGC shares ($9.58 in cash, without interest, for each UGC share); OR

☐ MIXED ELECTION. Mark this box to elect a combination of STOCK and CASH consideration, and write the number of shares for each type of consideration in the boxes below.

STOCK Consideration:	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
CASH Consideration:	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

By signing this form, you agree to the terms and conditions set forth on the back of this Election Form and in the joint proxy statement/ prospectus, which is included with this Election Form, and you request that the UGC shares and/or payment check be issued to the name and address in Box A unless instructions are given on E of this Election Form.

Signature of Registered Holder	Signature of Registered Holder

Title, if any	Title, if any

Date: ---------- Phone No:	Date: ---------- Phone No:

UGC-ELEC-05

Mailing and Delivery Instructions:
      If you decide to participate in the election and your shares of Class A common stock, par value $0.01 per share (“UGC shares”), of UnitedGlobalCom, Inc. (“UGC”) are held in certificate form, you must return the UGC share certificate(s) with your completed and signed Election Form and any other required documents to the Exchange Agent at one of the addresses below. To be effective, your properly completed election must be received prior to 5:00 p.m., New York City Time, on June 15, 2005 (unless extended as described in the proxy statement/ prospectus). We have enclosed a pre-addressed envelope for your convenience.

By Mail: EquiServe Trust Company N.A LMI/ UGC Transaction Attn Corp Actions P.O. Box 859208 Braintree MA 02185-9208	By Overnight Delivery: EquiServe Trust Company N.A. LMI/UGC Transaction Attn Corp Actions 161 Baystate Dr Braintree MA 02184	By Hand: EquiServe Trust Company N.A. LMI/UGC Transaction Attn Corp Actions 17 Battery Place, 11th Floor New York, NY 10004
      Delivery shall be effected, and risk of loss and title to any UGC share certificate(s) shall pass, only upon proper delivery of this Election Form and any UGC share certificate(s). Delivery of this Election Form to an address other than set forth above will NOT constitute a valid delivery to the Exchange Agent.

For Information About the Election:
      If you have additional questions, you may contact D.F. King & Co., the Information Agent, by telephone at (888) 628-8208 ((212) 269-5550 outside the U.S. and Canada), or by mail at D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005.
By signing the front of this Election Form, I (we) represent and warrant as follows:
      (1) I (we) have full power and authority to surrender the UGC shares represented by the stock certificate(s) surrendered herewith or transferred in book-entry form, free and clear of all liens, claims and encumbrances. I (we) will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my (our) UGC shares.
      (2) I (we) understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Election Form, duly completed and manually signed, together with any UGC stock certificate(s) and all accompanying evidences of authority. I (we) agree that all questions as to validity, form and eligibility of any surrender of the UGC shares will be determined by the Exchange Agent or the joint determination of LMI and UGC.
      (3) I (we) understand that, pending the completion of the UGC merger, I (we) may not and shall not sell or otherwise transfer the UGC shares subject to this Election Form unless the merger agreement is terminated or I (we) properly revoke this election prior to the election deadline.
      (4) I (we) acknowledge that, until I (we) properly surrender the UGC certificate(s) for the UGC shares to which this Election Form relates or properly transfer such UGC shares in book-entry form, I (we) will not receive any consideration issuable or payable as a result of the UGC merger. I (we) further understand that no interest will be payable with respect to any cash to be paid pursuant to the UGC merger or with respect to dividends or distributions payable on surrender of any UGC shares. Delivery of UGC certificate(s) will be effected, and risk of loss and title to the UGC certificate(s) will pass, only upon proper delivery thereof to the Exchange Agent in the appropriate manner to one of the addresses shown above.

BOX D
Instructions Regarding Missing Certificates:
     By checking the lost certificate box(es) and signing on the front of this form, I (we) certify that (a) I (we) am (are) the lawful owner(s) of the shares described on the front of this form; (b) I (we) reside at the address set forth on the front of this form; (c) I (we) am (are) entitled to possession of the lost certificate(s) (the “Lost Securities”); (d) the Lost Securities have been lost, mislaid, stolen or destroyed and cannot now be produced; (e) the Lost Securities WERE NOT ENDORSED and neither the Lost Securities nor the Owner’s rights therein have, in whole or in part, been cashed, negotiated, sold, transferred, hypothecated, pledged, disposed of, and to my (our) knowledge, no claim of right, like or interest, adverse to the Owner, in or to the Lost Securities, has been made or advanced by any person; (f) I (we) have made or caused to be made a diligent search for the Lost Securities and have been unable to find or recover the Lost Securities; (g) I (we) make this Affidavit of Lost Securities For EquiServe Accounts for the purpose of inducing the issuance of new or replacement Securities (“Replacement Securities”) (in book-entry form, unless unavailable through the issuer) in lieu of the said Lost Securities, or the distribution to the Owner(s) of proceeds (including liquidation) thereof; and (h) I (we) agree that this Lost Securities Affidavit for EquiServe Accounts may be delivered to and made part of this SAFECO Bond No. 5926165.
     The Owner(s) hereby agree(s) in consideration of the issuance of (1) such replacement Securities in lieu of the Lost Securities, or of the distribution to the Owner of the proceeds therefrom, and (2) the assumption by SAFECO of liability therefor under the Safeco Blanket Bond, the OWNER, his/her/its heirs, successors and assigns agree to indemnify, protect and save harmless SAFECO, EquiServe Trust Company, N.A. and EquiServe, Inc. and the issuer, jointly and severally, and their respective agents, representatives, successors, and assigns, from and against all losses, costs and damages to which they may be subject or liable arising out of or relating to the Lost Securities, the issuance of Replacement Securities, the Owner’s requested action herein (or any other action arising out of or relating to the Replacement or Lost Securities), or SAFECO’s assumption of liability under its blanket bond described above.

LOST CERTIFICATE PREMIUM CALCULATION		×	$0.29	=		+ $50.00 Processing Fee =

	Shares Lost		Bond Premium per Share		Total Premium Due (MINIMUM $20.00)		Total Check Amount (MINIMUM $70.00)
    Multiply the number of shares lost by the SAFECO Bond premium noted above to calculate the premium you owe. If you have Lost Securities representing 69 or fewer shares, there is a minimum premium of $20.00. The premium is only valid until the expiration of the election period. There is also a processing fee of $50.00. If you have Lost Securities valued at $50,000 or more, or if the Lost Securities are part of an estate or trust, please call EquiServe for additional instructions. PLEASE MAKE YOUR CHECK OR MONEY ORDER PAYABLE TO “EQUISERVE” FOR THE TOTAL AMOUNT (TOTAL BOND PREMIUM PLUS PROCESSING FEE) AND ENCLOSE WITH THIS AFFIDAVIT. EquiServe will forward the Bond premium to SAFECO. We cannot complete your exchange without a Surety Bond. NOTE: This premium is calculated based upon each lost share, not per each lost certificate.

Box E
Special Issuance and Payment Instructions:
(to be completed ONLY if the merger consideration is to be issued in the name of someone other than that shown on the front of this Election Form)
Issue ☐ check and/or ☐ Liberty Global Shares to:
Name:

Address:

(If you complete this box, you will need a signature guarantee by an eligible institution, see Instruction 4 and 6 of the enclosed General Instructions)
Box F
Special Delivery Instructions:
(to be completed ONLY if the merger consideration is to be mailed to the undersigned at an address other than that shown on the front of this Election Form)
Mail ☐ check and/or ☐ Liberty Global Shares to:
Name:

Address:

(check this box if this is permanent change of address     ☐)
(If you complete this box, you will need a signature guarantee by an eligible institution, see Instruction 4 or 7 of the enclosed General Instructions)
If you complete Box E or Box F, please see instruction 4 and sign below:

Signature	MEDALLION SIGNATURE GUARANTEE
Signature of Co-Owner, if Any	(Stamp Here)

To the Holders of Class A Common Stock of UnitedGlobalCom, Inc.:
      UnitedGlobalCom, Inc. (“UGC”) and Liberty Media International, Inc. (“LMI”) have entered into a merger agreement providing for the combination of the two companies under a new parent company, Liberty Global, Inc. (“Liberty Global”). In the proposed business combination, UGC will merge (the “UGC merger”) with and into a wholly owned subsidiary of Liberty Global and LMI will merge with a separate wholly owned subsidiary of Liberty Global. In the UGC merger, each share of Class A common stock, par value $0.01 per share (a “UGC share”), of UGC (other than UGC shares held by LMI and its subsidiaries) will be converted into the right to receive, at the election of the holder, either (1) $9.58 in cash, without interest, subject to proration as described below, or (2) 0.2155 of a share of Liberty Global Series A common stock, plus cash in lieu of any fractional share interest. We are pleased to offer UGC stockholders the opportunity to indicate whether they prefer to receive the cash consideration or the stock consideration, or some combination thereof, in exchange for their UGC shares (subject to proration as described below). This election will be effective only upon the completion of the UGC merger, which is subject to the satisfaction of a number of conditions, including the adoption of the merger agreement by UGC stockholders. A complete description of the merger agreement and of the election and proration procedures is included in the joint proxy statement/ prospectus of UGC and LMI that was mailed with the Election Form. You should read the joint proxy statement/ prospectus carefully and in its entirety.
      Enclosed is an Election Form (the “Election Form”) that you must complete, sign and return to EquiServe, the Exchange Agent, in order to make an election. If you hold UGC shares that are represented by UGC stock certificate(s), you must also include such UGC stock certificate(s) with the Election Form. If you hold your UGC shares in book-entry form, you only need to return the Election Form. Please use the enclosed envelope to return your Election Form and related documents to the Exchange Agent. FOR YOUR ELECTION TO BE EFFECTIVE, THE EXCHANGE AGENT MUST RECEIVE YOUR ELECTION FORM AND OTHER REQUIRED DOCUMENTS (INCLUDING YOUR UGC STOCK CERTIFICATE(S), IF APPLICABLE) AT ONE OF THE ADDRESSES ON THE ELECTION FORM NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON JUNE 15, 2005. HOWEVER, IF THE CLOSING OF THE UGC MERGER WILL OCCUR MORE THAN FOUR BUSINESS DAYS AFTER JUNE 15, 2005, THIS DEADLINE WILL BE EXTENDED UNTIL TWO BUSINESS DAYS BEFORE THE CLOSING DATE, AND WE WILL MAKE A PUBLIC ANNOUNCEMENT OF SUCH EXTENSION. PLEASE FOLLOW THE ENCLOSED INSTRUCTIONS FOR COMPLETING THE ELECTION FORM. IF YOU NEED ASSISTANCE OR ADDITIONAL COPIES OF THE ELECTION FORM OR THE JOINT PROXY STATEMENT/ PROSPECTUS, PLEASE CALL D.F. KING & CO., THE INFORMATION AGENT, AT (888) 628-8208 (TOLL FREE) OR (212) 269-5550 (OUTSIDE THE U.S. AND CANADA).
      If you do not make an election by the Election Deadline, or your Election Form is improperly completed or not signed or not accompanied by your UGC shares, you will be deemed to have not made an election, and your UGC shares will be exchanged for the stock consideration only (plus cash in lieu of fractional shares). As soon as possible after the Election Deadline, the elections made by UGC stockholders will be adjusted to ensure that the total cash consideration paid (exclusive of cash paid for fractional shares) represents no more than 20% of the aggregate value of the merger consideration payable to the UGC stockholders (other than those stockholders who are “Permitted Holders” under UGC’s indenture with respect to its 1 3/4% convertible senior notes due 2024). If the aggregate number of shares of UGC common stock for which cash elections are made exceeds this threshold, then a portion of the UGC shares for which valid cash elections are made will be exchanged for cash and the remaining portion of such UGC shares will be converted, on a per share basis, into the stock consideration (plus cash in lieu of any fractional share interest). For more information regarding the proration procedures, see the section of the joint proxy statement/ prospectus titled “The Transaction Agreements — Merger Agreement — UGC Stockholders Making Stock and Cash Elections; Proration.”
      Your submission of an Election Form does NOT constitute a vote on the UGC merger. You may submit an Election Form even if you have voted against the UGC merger. In order to vote your UGC shares, you must sign, date and return the proxy card included with the joint proxy statement/ prospectus or vote in person at the special meeting of UGC stockholders described in the joint proxy statement/ prospectus.

Very truly yours,

UnitedGlobalCom, Inc.

GENERAL INSTRUCTIONS
FOR COMPLETING ELECTION FORM
(Please carefully read the instructions below.)

1.	Execution; Delivery of Election Form and Listing UGC Shares
      If you want to make an election to receive cash consideration or stock consideration for all or a portion of your UGC shares, the Election Form must be completed, dated, signed and mailed, or hand delivered, to the Exchange Agent, EquiServe, at one of the addresses set forth on the Election Form. If you hold UGC shares that are represented by UGC stock certificate(s), the Election Form must be accompanied by the UGC stock certificate(s) representing the UGC shares for which you have made an election. If you hold UGC shares in book-entry form, you need only return the Election Form. Do not send UGC stock certificates to Liberty Global, UGC or LMI. The method of delivering the Election Form and the other required documentation, including the UGC stock certificate(s), if applicable, is at your option and risk. If mailing is chosen, registered mail with return receipt requested, properly insured, is recommended. A return envelope addressed to the Exchange Agent is enclosed for your convenience.
      The deadline for receipt of the Election Form and other required documentation is 5:00 p.m., New York City Time, on June 15, 2005 (which, taking into account any change as described in the next sentence, we refer to as the Election Deadline). However, if the closing of the UGC merger will occur more than four business days after June 15, 2005, this deadline will be extended until two business days before the closing date. If the Election Deadline will be extended, LMI and UGC will issue a press release to that effect no later than 9:00 a.m. on the business day immediately following the initial Election Deadline.
      We do not intend to permit UGC certificates to be delivered by guaranteed delivery procedures.
      If you surrender your UGC shares to make an election, you will not be able to sell those UGC shares pending the completion of the UGC merger, unless your election is properly revoked prior to the Election Deadline or the merger agreement is terminated. All elections will automatically be deemed to be revoked in the event the merger agreement is terminated.
      In Box A of the Election Form, list all of the UGC shares with respect to which you wish to make an election and, if applicable, include the stock certificate number of the certificate(s) representing such UGC shares. If you hold UGC shares in book-entry form and wish to make an election with respect to some or all of such UGC shares, you do not need to complete the column “Certificate No.(s)” in Box A. If the space is inadequate, use a separate schedule and attach it to the Election Form.
      In Box C of the Election Form, you should

•	mark the box adjacent to “STOCK ELECTION” if you wish to elect the stock consideration for all of the UGC shares identified under Box A of the Election Form,

•	mark the box adjacent to “CASH ELECTION” if you wish to elect the cash consideration for all of the UGC shares identified under Box A of the Election Form, or

•	mark the box adjacent to “MIXED ELECTION” if you wish to receive a combination of stock consideration and cash consideration.
If you wish to receive a combination of stock consideration and cash consideration, please also print the number of UGC shares with respect to which you wish to receive stock consideration and the number of UGC shares with respect to which you wish to receive cash consideration in the space indicated in Box C of the Election Form. The total number of UGC shares for which you elect to receive a combination of stock consideration and cash consideration may not exceed the total number of UGC shares listed in Box A of the Election Form. If the total number of shares for which you elect to receive a combination of stock consideration and cash consideration exceeds the total number of Shares entered in Box A, all of such excess will be deducted from “CASH consideration”. If the total number of shares for which you elect to receive a combination of stock consideration and cash consideration is less than the total number of UGC shares entered in Box A, you will be deemed not to have made an election for the number of shares constituting the difference and will receive stock consideration for each such share. You should mark only one box in Box C of the Election Form. If you elect to receive the cash consideration for any or all of your UGC shares, such election is subject to proration as described in the joint proxy statement/ prospectus.
      Unless you call EquiServe and request stock consideration in the form of Liberty Global stock certificate(s), your stock consideration (if any) will be in the form of a Liberty Global book-entry account. If you wish to have the stock consideration (whether in the form of Liberty Global stock certificate(s) or a book-entry account) or a check for any cash to be paid issued other than in the exact name(s) of the registered holder(s) of the surrendered UGC shares (for example, if the UGC shares have been transferred or assigned and the transfer has not been registered on the books of

UGC’s transfer agent) or if you wish to have the stock consideration (in the form of Liberty Global stock certificate(s)) or a check for any cash to be paid to be delivered to the registered holder(s) of the UGC shares at an address other than as indicated on the Election Form, please mark the appropriate box in Box B on the enclosed Election Form and complete Box E or Box F, as appropriate, on the Election Form. You will also need to follow Instruction 4, Instruction 6 or Instruction 7 below. You should not mark the appropriate box in Box B if the stock consideration (whether in the form of Liberty Global stock certificate(s) or a book-entry account) or a check for any cash to be paid is to be issued in the exact name(s) of the registered holder(s) of the UGC shares and such certificate(s) and check(s) are to be delivered to the address(es) appearing on the Election Form.
      The Exchange Agent or LMI and UGC (acting together) reserve the right to deem that you have not made any election if:

•	no election choice is indicated in Box C of the Election Form;

•	more than one election choice is indicated in Box C of the Election Form;

•	you fail to follow the instructions on the Election Form (including failure to submit your UGC stock certificate(s)) or otherwise fail to properly make an election; or

•	a completed Election Form (including submission of your UGC stock certificate(s)) is not actually received by the Exchange Agent prior to the Election Deadline.
      Notwithstanding anything to the contrary in the Election Form, the Exchange Agent or LMI and UGC (acting together) reserve the right to waive any flaws in a completed Election Form but shall be under no obligation to do so.
      A holder of UGC shares who has made an election may at any time prior to the Election Deadline change such elections by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline.

2.	Signatures
      The Election Form must be signed by or on behalf of the registered holder(s) of the UGC shares indicated thereon. If the UGC shares are registered in the names of two or more persons, all such persons must sign. The signatures on the Election Form must correspond exactly with the name(s) of the registered account as printed on the Election Form, unless the UGC shares have been assigned or otherwise transferred by such registered holder(s), in which event the Election Form must be signed in exactly the same form as the name of the last assignee or other transferee in accordance with Instruction 4 below. If the UGC shares indicated on the Election Form are registered in different forms of the name of any person signing the Election Form (e.g., “John Smith” on one UGC share and “J. Smith” on another), it is only necessary that the Election Form be signed in the registered name(s) on the account as indicated in the lower left of the Election Form. When signing as agent, attorney, administrator, executor, guardian, trustee or in any other fiduciary or representative capacity, or as an officer of a corporation on behalf of the corporation, please give full title as such and follow Instruction 5 below.

3.	Issuance of Stock Consideration or Payment of Cash in Same Name
      If the Liberty Global stock certificate(s) representing stock consideration or a check for any cash to be paid are to be issued in the exact name(s) of the registered holder(s) of the surrendered UGC shares and such certificate(s) and check(s) are to be delivered to address(es) appearing on the Election Form, then such UGC stock certificate(s) representing such surrendered shares need not be endorsed and no guarantee of the signature(s) on the Election Form is required. For a correction of name or for a change in name that does not involve a change in ownership, you must follow Instruction 7 below.

4.	Issuance of Stock Consideration or Payment of Cash in Different Names
      If the Liberty Global stock representing stock consideration or a check for any cash to be paid is to be issued other than in the exact name(s) of the registered names on the account as indicated in the lower left of the Election Form (for example, if the UGC shares have been transferred or assigned and the transfer has not been registered on the books of UGC), you must mark the appropriate box in Box B on the enclosed Election Form, provide the information in Box E on the Election Form and comply with the following:

(a) Endorsement and Guarantee. If the UGC shares are represented by UGC stock certificate(s), the UGC stock certificate(s) surrendered must be properly endorsed, or accompanied by appropriate stock powers properly executed, by the registered holder(s) of such UGC stock certificate(s) to the person(s) who are to receive the certificate representing stock consideration or a check for any cash to be paid. The signature(s) of the registered holder(s) on the endorsement or stock powers must correspond exactly with the name(s) written upon the face of such UGC stock certificate(s), without alteration, enlargement or any change whatsoever, and must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program. The signature of a notary public is not sufficient for these purposes.

(b) Transferee’s Signature. The enclosed Election Form must be signed by the assignee(s) or other transferee(s) of the UGC shares indicated thereon, or his, her or its agent, and should not be signed by the assignor or other transferor. The signature of such assignee(s) or other transferee(s) must be guaranteed as provided in Instruction 4(a) above.

(c) Transfer Taxes. Satisfactory evidence of the payment of all applicable stock transfer taxes (whether imposed on such registered holder(s) or such other person) payable on account of the transfer or assignment to such other person of such UGC shares (or satisfactory evidence that such tax is not applicable) must be received by the Exchange Agent prior to the delivery of stock consideration or a check for any cash to be paid.

      You should consult your own tax advisor as to possible tax consequences resulting from the issuance of the Liberty Global stock shares or a check for any cash to be paid in a name other than that of the registered holder(s) of the surrendered UGC shares.

5.	Supporting Evidence of Authority
      In case the Election Form is executed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or in any other fiduciary or representative capacity, there must be submitted with the Election Form documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions where necessary). Such documentary evidence of authority must be in a form satisfactory to the Exchange Agent.

6.	Special Instructions for Delivery by the Exchange Agent
      Any Liberty Global stock certificate(s) representing stock consideration and/or any check for any cash to be paid will be mailed to the address(es) of the registered holder(s), as indicated on the Election Form. If you wish the Liberty Global stock certificate(s) representing stock consideration and/or a check for any cash to be paid to be delivered to the registered holder(s) at an address other than as indicated on the Election Form, you must mark the appropriate box in Box B on the Election Form and complete Box F on the Election Form. Please note that the appropriate signature(s) must be guaranteed as provided in Instruction 4(a) above and that the signature of a notary public is not sufficient for this purpose. Your address of record will not be affected by completing Box F on the Election Form.

7.	Correction of or Change in Name
      For a correction of name or for a change in name which does not involve a change in ownership, you may proceed as follows: (a) for a change in name by marriage, etc., the Election Form should be signed, e.g., “Mary Doe, now by marriage Mary Jones” and (b) for a correction in name, the Election Form should be signed, e.g., “James E. Brown, incorrectly inscribed as J.E. Brown.” In each such case, the signature on the Election Form must be guaranteed as provided in Instruction 4(a) above. The signature of a notary public is not sufficient for this purpose.
8.     Substitute Form W-9
      Each person making an election is required to provide the Exchange Agent with a correct taxpayer identification number (“TIN”) on Substitute Form W-9, which is provided herein, and to indicate, if applicable, that such person is not subject to backup withholding. If such person is an individual, the TIN is his or her social security number. If such TIN is not provided, a penalty of $50.00 may be imposed by the Internal Revenue Service (“IRS”) and payments made may be subject to 28% backup withholding. The TIN to be provided is that of the person submitting the Election Form. The TIN for an individual is generally his or her Social Security number.
      Exempt persons (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. A foreign individual or entity may qualify as an exempt person by submitting a Form W-8BEN or, if applicable, a Form W-8ECI, certifying, under penalties of perjury, to such holder’s foreign status in order to establish an exemption from backup withholding. Such forms can be obtained from the Exchange Agent.
      The signature and date endorsed on Substitute Form W-9 will serve to certify that the TIN and withholding information provided in your Election Form are true, correct and complete. See the attached Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

9.	Withholding on Cash Payments to Foreign Persons
      Dividend payments made by a U.S. corporation to foreign persons are generally subject to withholding at a rate of 30% (or a lower rate as may be specified by treaty). Due to uncertainties about whether all or any portion of the cash payments will be taxable as a dividend, the Exchange Agent expects to withhold tax at the required rate on all payments of cash to foreign persons (other than payments for fractional shares). Foreign persons who receive such cash payments in connection with the conduct of a trade or business within the United States may establish an exemption from such withholding by submitting a Form W-8ECI, and foreign persons entitled to a reduced rate of withholding pursuant to a treaty may establish their right to such reduced rate by submitting a Form W-8BEN. Such forms can be obtained from the Exchange Agent.

10.	Improper Surrender
      The Exchange Agent or LMI and UGC (acting together) have the discretion to determine whether an Election Form has been properly completed, signed and submitted or revoked and to disregard immaterial defects in any Election Form. The Exchange Agent or LMI and UGC (acting together) may request from persons making an election such additional documents as the Exchange Agent or LMI and UGC (acting together) deems appropriate to cure any defect or irregularity. The good faith decision of the Exchange Agent or LMI and UGC (acting together) in such matters shall be conclusive and binding. The Exchange Agent, LMI and UGC do not have any duty to give notification of defects in any Election Form.

11.	Lost Certificates
      If any UGC stock certificate has been lost or stolen, please see the information in Box D under “Information Regarding Missing Certificates” on the Election Form. All inquiries with respect to replacement of any lost UGC stock certificate(s) should be made to the Exchange Agent at 888-218-4391 or for international holders 781-575-3919.

12.	No Fractional Interests
      No certificate representing a fraction of a share of Liberty Global will be issued to any UGC stockholder. In lieu thereof, the Exchange Agent will remit on Liberty Global’s behalf cash, without interest, in an amount equal to the product obtained by multiplying the fractional share interest to which such stockholder would otherwise be entitled by the closing price for a share of LMI Series A common stock as reported on the Nasdaq National Market on the last trading day immediately preceding the closing date of the UGC merger.

13.	Miscellaneous
      The terms and conditions of the merger agreement, which is attached as Appendix B to the joint proxy statement/ prospectus, are incorporated herein by reference in their entirety and shall be deemed to form a part of the terms and conditions of this Election Form.

14.	Inquiries
      If you have any questions about the UGC merger, need assistance in voting your UGC shares or making elections or need additional copies of the proxy statement/ prospectus, the proxy card, the Election Form or any related documentation, you should contact the Information Agent, D.F. King & Co., at (888) 628-8208 (toll free) or (212) 269-5550 (outside the U.S. and Canada).

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
      Guidelines for Determining the Proper Identification Number to Give the Payer. A Social Security Number (SSN) has nine digits separate by two hyphens: i.e. 000-00-0000. An Employer Identification Number (EIN) has nine digits separated by only one hyphen, i.e. 00-0000000. The table below will help determine the number to give the payer.

Give the SOCIAL
SECURITY number
For this type of account:		of —

1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account.(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC	The owner(3)

For this type of account:		Give the EMPLOYER IDENTIFICATION number of —

6.	Sole proprietorship or single-owner LLC account	The owner(3)
7.	A valid trust, estate, or pension trust	The legal entity(4)
8.	Corporation or LLC electing corporate status on Form 8832	The corporation or LLC
9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership or LLC
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number should be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your SSN or EIN (if you have one).
(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number
If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, or Form W-7, Application for Individual Taxpayer Identification Number at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. You can get IRS Forms from the IRS by calling 1-800-829-3676 or from the IRS’s internet website at www.irs.gov.
Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:

•	An organization exempt from tax under section 501(a), an IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

•	The United States or any agency or instrumentality thereof.

•	A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

•	A foreign government or any political subdivision, agency or instrumentality thereof.

•	An international organization or any agency or instrumentality thereof.
Other payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A dealer in securities or commodities registered in the United States, or a possession of the United States

•	A real estate investment trust.

•	A common trust fund operated by a bank under section 584(a).

•	A trust exempt from tax under section 664 or described in section 4947.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A foreign central bank of issue.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK “EXEMPT” ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE SERVICE FORM W-8BEN (CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER FOR UNITED STATES TAX WITHHOLDING) OR, IF APPLICABLE, FORM W-8ECI (CERTIFICATE OF FOREIGN PERSON’S CLAIM FOR EXEMPTION FROM WITHHOLDING ON INCOME EFFECTIVELY CONNECTED WITH THE CONDUCT OF A TRADE OR BUSINESS IN THE UNITED STATES).
Privacy Act Notice.
Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% (subject to further adjustment under applicable law) of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.
Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4) Misuse of Taxpayer Identification Number. If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

YOU MUST COMPLETE THIS SUBSTITUTE W-9

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	TIN: Social Security Number or Employee Identification Number

Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification	Part 2 — TIN Applied For ☐

(Please Print)

Name:

Business name, if different from above:

Check appropriate box:	☐ Individual/Sole proprietor ☐ Corporation ☐ Exempt from ☐ Partnership ☐ Other backup withholding
Address:

City: ______________________________State: ______________________________Zip: ______________________________

Part 3 — CERTIFICATION — UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

(1)	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2)	I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)	I am a U.S. person (including a U.S. resident alien).

Certification Instructions: You must cross out item (2) of Part 3 if the IRS has notified you that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return. Also, see instructions in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Signature: ______________________________Date: ______________________________

      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 2 OF THE SUBSTITUTE FORM W-9 INDICATING YOU HAVE APPLIED FOR, AND ARE AWAITING RECEIPT OF, YOUR TIN.
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
          I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Payer by the time of payment, backup withholding will be withheld on all reportable payments made to me pursuant to the UGC merger.

Signature	Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT A RATE OF 28% ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE UGC MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.